Item 24.b. Exhibit (16)
                               SECURITY ULTRA FUND
A SHARES

Total Return from September 30, 1987, to September 30, 1997. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/
8.74 = 114.4165 shares.

Ending value of initial investment at September 30, 1997 NAV price = 114.4165 shares x 9.24 = $1,057.21

Ending value of shares received from reinvestment of all dividends at NAV =
84.4269 shares x 9.24 = $780.10.

Total ending redeemable value:   1,057.21
                               +   780.10
                                 --------
                                 1,837.31

Total Return:            1,837.31 - 1,000 = 837.31
                           837.31/1,000 = 83.73%

               -----------------------------------------------

Calendar 1997             % change from previous year
                          = value at end of year... 1,205.65
                          less value at beginning.. 1,000.00
                                                    --------
                                                      205.65
Change                     205.65
Beginning Value           1,000.00 =  +20.57%

                               SECURITY ULTRA FUND
B SHARES

Total Return from October 19, 1993, to September 30, 1997. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 8.30 = 120.4819 shares.

Ending value of initial investment at September 30, 1997, NAV price = 120.4819 shares x 8.90 = $1,072.29.

Ending value of shares received from reinvestment of all dividends at NAV =
54.745 shares x 8.90 = $487.23.

Contingent deferred sales charge = $1,000 x .03 = $30.00.

Total ending redeemable value:   1,072.29
                                   487.23
                                +  (30.00)
                                 --------
                                 1,529.52

Total Return:            1,529.52 - 1,000 = 529.52
                           529.52/1,000 = 52.95%

               -----------------------------------------------

Calendar 1997             % change
                          = value at end of year... 1,196
                          less value at beginning.. 1,000
                                                    -----
                                                      196

Change                      196
                          -----
Beginning Value           1,000  =  19.6%

                           AVERAGE ANNUAL TOTAL RETURN
                             FOR SECURITY ULTRA FUND

Total Return of Security Ultra Fund as of September 30, 1997, (according to the Form N-1A calculation).

A SHARES

1.   Average total return for 1 year                   =  13.68%
                                                          =====
                1000 (1+T)1                            =  1,136.76
                     (1+T)1                            =  1.13676
                      1+T                              =  1.13676
                        T                              =   .13676

2.   Average total return for 5 years                  =  13.59%
                                                          =====
                1000 (1+T)5                            =  1,891.38
                     (1+T)5                            =  1.89138
                    ((1+T)5) 1/5                       =  1.89138 1/5
                       1+T                             =  1.1359
                         T                             =   .1359

3.   Average total return for 10 years                 =  6.27%
                                                          ====
                1000 (1+T)10                           =  1,837.31
                     (1+T)10                           =  1.83731
                    ((1+T)10)1/10                      =  1.83731 1/10
                       1+T                             =  1.0627
                         T                             =   .0627
B SHARES

1.   Average total return for 1 year with CDSC         =  14.58%
                                                          =====
                1000 (1+T)1                            =  1,145.76
                     (1+T)1                            =  1.14576
                      1+T                              =  1.14576
                        T                              =   .14576

2.   Average annual return since inception with CDSC   =  11.36%
                                                          =====
                1000 (1+T)3.9479                       =  1,529.52
                    ((1+T)3.9479)  1/3.9479            =  1.52952 1/3.9479
                       1+T                             =  1.1136
                         T                             =   .1136